Exhibit 1.4
SALES AGENCY FINANCING AGREEMENT
Sales Agency Financing Agreement (this “Agreement”), dated as of November 5, 2021, between THE SOUTHERN COMPANY, a Delaware corporation (the “Company”), and [●], a registered broker-dealer organized under the laws of the State of [●] (the “Sales Agent”).
W I T N E S S E T H :
WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement not to exceed 50,000,000 Common Shares (as defined herein) upon the terms and subject to the conditions contained herein;
WHEREAS, the Sales Agent has been appointed by the Company as its agent to sell the Common Shares and agrees to use its commercially reasonable efforts to sell the Common Shares offered by the Company from time to time upon the terms and subject to the conditions contained herein; and
WHEREAS, the Company has also entered into sales agency financing agreements (collectively, the “Alternative Sales Agency Agreements”), dated of even date herewith, with each of [●], [●], [●], [●], [●], [●], [●], [●] and [●] (collectively, the “Alternative Sales Agents”), for the issuance and sale from time to time through the Alternative Sales Agents of Common Shares on the terms set forth in each respective Alternative Sales Agency Agreement. This Agreement and the Alternative Sales Agency Agreements are collectively referred to herein as the “Sales Agency Agreements.” The aggregate number of Common Shares to be issued and sold pursuant to the Sales Agency Agreements shall not exceed the Maximum Program Amount (as defined herein).
NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:
“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Applicable Time” means the time of sale of any Common Shares pursuant to this Agreement.

“Base Prospectus” has the meaning set forth in Section 3.02 hereof.
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Closing” has the meaning set forth in Section 2.02 hereof.
“Closing Date” means the date on which the Closing occurs.
“Commission” means the United States Securities and Exchange Commission.
“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Sales Agent and the Alternative Sales Agents together shall have sold the Maximum Program Amount pursuant to this Agreement and the Alternative Sales Agency Agreements, (y) the date this Agreement is terminated pursuant to Article VII and (z) February 19, 2024.
“Common Shares” shall mean shares of the Common Stock issued or issuable pursuant to this Agreement and the Alternative Sales Agency Agreements.
“Common Stock” shall mean the Company’s Common Stock, $5 per share par value.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Effective Date” has the meaning set forth in Section 3.02 hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Final Supplemented Prospectus” has the meaning set forth in Section 3.02 hereof.
“GAAP” has the meaning set forth in Section 3.13 hereof.
“Incorporated Documents” has the meaning set forth in Section 3.02 hereof.
“Issuance” means each occasion the Company elects to exercise its right to deliver an Issuance Notice requiring the Sales Agent to use its commercially reasonable efforts to sell the

Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.
“Issuance Date” means any Trading Day during the Commitment Period that an Issuance Notice is deemed delivered pursuant to Section 2.01(a) hereof.
“Issuance Notice” has the meaning set forth in Section 2.01(a) hereof.
“Issuance Price” means the Sales Price less the Selling Commission.
“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.
“Material Adverse Change” has the meaning set forth in Section 3.06 hereof.
“Maximum Program Amount” means 50,000,000 Common Shares, representing the aggregate maximum number of shares that may be issued under the Sales Agency Agreements.
“1939 Act” has the meaning set forth in Section 3.04 hereof.
“OFAC” has the meaning set forth in Section 3.16 hereof.
“Permitted Free Writing Prospectus” has the meaning set forth in Section 2.05 hereof.
“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.
“Principal Market” means the New York Stock Exchange.
“Registration Statement” has the meaning set forth in Section 3.02 hereof.
“Representation Date” has the meaning set forth in the introductory paragraph of Article III hereof.
“Sales Price” means the actual sale execution price of each Common Share sold by the Sales Agent on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.
“Securities Act” means the Securities Act of 1933, as amended.
“Selling Commission” has the meaning set forth in Section 2.01(b) hereof.
“Settlement Date” has the meaning set forth in Section 2.01(c) hereof.
“Terms Agreement” has the meaning set forth in Section 2.01(a) hereof.

“Trading Day” means any day which is a trading day on the Principal Market, other than a day on which trading is scheduled to close prior to its regular weekday closing time.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
ARTICLE II
ISSUANCE AND SALE OF COMMON SHARES
Section 2.01    (a) Sale and Delivery. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Sales Agent agree that the Company may from time to time seek to sell Common Shares through the Sales Agent, acting as agent, or directly to the Sales Agent, acting as principal, as follows:
(i)    The Company may submit to the Sales Agent its orders (including any price, time or size limits or other customary parameters or conditions and the Selling Commission relating to such sale) to sell Common Shares, or the particulars regarding any sale of Common Shares directly to the Sales Agent as principal, on any Trading Day pursuant to a written notice (delivered by email or other method mutually agreed to in writing by the Company and the Sales Agent) to any of the individuals named on Schedule A hereto, in substantially the form attached hereto as Exhibit A (an “Issuance Notice”); provided, however, that, with respect to any single Trading Day, (A) the Company will submit an Issuance Notice to the Sales Agent only if it has not previously submitted an Issuance Notice to any Alternative Sales Agent on such Trading Day and (B) the Company may alter an Issuance Notice provided earlier in such Trading Day on an oral basis as subsequently confirmed in writing.
(ii)    Subject to the terms and conditions hereof, the Sales Agent shall use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to execute any Issuance Notice submitted to it hereunder to sell Common Shares with respect to which the Sales Agent has agreed to act as sales agent. The Company acknowledges and agrees that (A) there can be no assurance that the Sales Agent will be successful in selling the Common Shares, (B) the Sales Agent will incur no liability or obligation to the Company or any other Person if it does not sell Common Shares for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Common Shares as required under this Agreement, and the Sales Agent may sell such Common Shares by any method permitted by law deemed to be an “at-the-market” offering or, as agreed in writing by the Sales Agent and the Company, in privately negotiated transactions or any other method permitted by law, and (C) the Sales Agent shall be under no obligation to purchase Common Shares on a principal basis pursuant to this Agreement, except as otherwise specifically provided in a terms agreement executed by the Sales Agent and the Company (a “Terms Agreement”). In the event of any conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

(iii)    The Company shall not authorize the issuance and sale of, and the Sales Agent shall not sell, any Common Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to the Sales Agent in an Issuance Notice and which in no event shall be less than $5.00 per share.
(iv)    The Sales Agent shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Principal Market each day in which the Common Shares are sold under this Agreement setting forth (A) the amount of the Common Shares sold on such day and the gross offering proceeds received from such sale and (B) the Selling Commission payable by the Company to the Sales Agent with respect to such sales.
(b)    Selling Commission. The compensation to the Sales Agent for sales of the Common Shares hereunder shall be a percentage (not to exceed 1.00%) of the sales price per Common Share sold by the Sales Agent pursuant to this Agreement (the “Selling Commission”). The Company may sell Common Shares to the Sales Agent as principal at a price agreed upon at the relevant Applicable Time and as to be set forth in a Terms Agreement.
(c)    Settlement. Settlement for sales of the Common Shares pursuant to this Agreement will occur on the second Trading Day (or such other day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Common Shares sold through or to the Sales Agent for settlement on such date shall be issued and delivered by the Company to the Sales Agent against payment of the Issuance Price. Settlement for all such Common Shares shall be effected by free delivery of the Common Shares by the Company or its transfer agent to the Sales Agent or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Common Shares on any Settlement Date, the Company shall (A) hold the Sales Agent harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (B) pay the Sales Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, the Sales Agent may borrow shares of Common Stock from stock lenders and may use the Issuance Shares to settle or close out such borrowings.
Section 2.02    Effectiveness. The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to the Sales Agent a certificate executed by the Secretary or an Assistant Secretary of the Company, signing in such capacity, dated the Closing Date (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Common Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company; (ii) the Company shall deliver to the Sales Agent a certificate executed by the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company, signing in such capacity, dated the Closing Date, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Sections 5.01(a)(i) and 5.01(d) hereof; (iii) Troutman Pepper Hamilton Sanders LLP, counsel to the Company, shall deliver to the Sales Agent an opinion and related disclosure letter, each dated the Closing Date and addressed to the Sales Agent, substantially in the forms attached hereto as Exhibit B; (iv) Hunton Andrews Kurth LLP, counsel to the Sales Agent, shall deliver to the Sales Agent an opinion and related disclosure letter, each dated the Closing Date and addressed to the Sales Agent, substantially in the forms attached hereto as Exhibit C, (v) Deloitte & Touche LLP shall deliver to the Sales Agent a letter, dated the Closing Date and addressed to the Sales Agent, substantially in the form attached hereto as Exhibit D; and (vi) the Company shall pay the expenses set forth in Section 9.02(ii), (iv) and (vi) hereof by wire transfer to the account designated by the Sales Agent in writing prior to the Closing.
Section 2.03    Maximum Program Amount. Notwithstanding anything in this Agreement to the contrary, the Sales Agent shall have no further obligations with respect to any Issuance Notice if and to the extent the number of Issuance Shares sold pursuant thereto, together with the aggregate number of Common Shares previously sold under this Agreement and the Alternative Sales Agency Agreements, shall equal or exceed the Maximum Program Amount.
Section 2.04    Trading Guidelines. The Sales Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account and for accounts of its customers while this Agreement is in effect; provided that the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Sales Agent. In addition, the Company hereby acknowledges and agrees that the Sales Agent and the Sales Agent’s affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time the Sales Agent is acting as agent pursuant to this Agreement.
Section 2.05    Use of Free Writing Prospectus. Neither the Company nor the Sales Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute without the other party’s prior written consent, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act. Any “free writing prospectus” the use of which has been consented to in writing by the Company and the Sales Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.”
Section 2.06    Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct the Sales Agent to offer or sell, any Issuance Shares through the Sales Agent as sales agent during any period in which the Company is in possession of material non-public information (and, by notice to the Sales Agent given by telephone (confirmed promptly by verifiable facsimile transmission or e-mail), shall cancel any instructions for any such offer or sale of any Issuance Shares as soon as reasonably practicable after the commencement of any such period), and the Sales Agent shall not be obligated to make any such offer or sale of Issuance Shares, during any period in which it reasonably believes that the Company is, or could be deemed to be, in possession of material non-public information.
Section 2.07    Exemption from Regulation M. If the Sales Agent reasonably believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume value of at least $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the Company of such belief and sales of Common Shares under the Sales Agency Agreements shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of both parties. If, either immediately prior to delivery of an Issuance Notice or during a selling period identified in an Issuance Notice, the Company reasonably believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the Sales Agent of such belief and sales of Common Shares under the Sales Agency Agreements shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of both parties.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to, and agrees with, the Sales Agent that as of the Closing Date, as of each Issuance Date, as of each Applicable Time, as of each Settlement Date and as of any time that the Registration Statement or the Final Supplemented Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Final Supplemented Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:
Section 3.01    Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “SO.” Prior to the delivery of any Issuance Notice, the Common Shares shall have been listed on the Principal Market, subject to notice of issuance.
Section 3.02    Registration. (a) A registration statement on Form S-3 (File No. 333-253286) in respect of the Common Shares and certain other securities has been prepared and filed in accordance with the provisions of the Securities Act with the Commission; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Sales Agent, became effective upon filing with the Commission in such form (except that copies of the registration statement and any post-effective amendment delivered to the Sales Agent need not include exhibits but shall include all documents incorporated by reference therein); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the best knowledge of the Company, threatened by the Commission; as used herein, “Registration Statement” means, at any specified time, such registration statement and any amendment or amendments thereto, as used with respect to the Common Shares, including information deemed a part thereof at such time pursuant to Rule 430B(f)(1) under the Securities Act, including the exhibits thereto and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 at such time; as used herein, “Effective Date” means any date of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Company and the Sales Agent for the Common Shares pursuant to Rule 430B(f)(2) under the Securities Act; the base prospectus relating to the Common Shares and certain other securities of the Company, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, relating to the Common Shares is hereinafter called the “Base Prospectus”; the Base Prospectus as amended or supplemented in final form, including by a prospectus supplement relating to the Common Shares in the form in which it is filed with the Commission, pursuant to Rule 424(b) under the Securities Act in accordance with Section 4.05 hereof is hereinafter called the “Final Supplemented Prospectus”; any reference herein to the Base Prospectus or the Final Supplemented Prospectus shall be deemed to refer to and include, as of any specified time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of such time; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and as used herein, “Incorporated Documents” means, at any specified time, the documents incorporated by reference in the Registration Statement or the Final Supplemented Prospectus at such time.
Section 3.03    Incorporated Documents. The Incorporated Documents, when they were filed with the Commission, complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder and, as of such time of filing, when read together with the Final Supplemented Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Sales Agent with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Sales Agent expressly for use in the Final Supplemented Prospectus.
Section 3.04    Compliance and Disclosure. The Registration Statement and the Final Supplemented Prospectus comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the General Rules and Regulations of the Commission thereunder and the Registration Statement and the Final Supplemented Prospectus do not and will not, (i) as of any Effective Date as to the Registration Statement and any amendment thereto, (ii) at each Representation Date and, with respect to the Final Supplemented Prospectus, as of each Applicable Time and (iii) as of the date of the Final Supplemented Prospectus as to the Final Supplemented Prospectus or as of the date when any supplement is filed as to the Final Supplemented Prospectus as further supplemented contain an untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of the Registration Statement) or necessary in order to make the statements therein not misleading in the case of the Registration Statement and any amendment thereto, and, in light of the circumstances under which they were made, not misleading in the case of the Final Supplemented Prospectus as further supplemented; except that the Company makes no warranties or representations with respect to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “1939 Act”), or (B) any statements or omissions made in the Registration Statement or the Final Supplemented Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Sales Agent expressly for use therein.
Section 3.05    Well-Known Seasoned Issuer. (a) With respect to the Registration Statement, (i) the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement and (iii) the conditions for use of Form S-3, as set forth in the General Instructions thereof, have been satisfied.
(b)    (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Common Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act).
(c)    At the determination date for purposes of the Common Shares within the meaning of Rule 164(h) under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.
Section 3.06    Material Adverse Change. Since the most recent dates as of which information is given in the Registration Statement and the Final Supplemented Prospectus, except as otherwise stated therein, there has been no material adverse change in the business, properties or financial condition of the Company, whether or not arising in the ordinary course of business (“Material Adverse Change”).
Section 3.07    Due Incorporation. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has due corporate authority to conduct the business in which it is engaged and to own and operate the properties used by it in such business, to enter into and perform its obligations under this Agreement and to issue and sell the Common Shares.
Section 3.08    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
Section 3.09    Authorization and Description of Common Shares. The Common Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar right under (i) the statutes, judicial and administrative decisions, and the rules and regulations of the governmental agencies of the State of Delaware, (ii) the Company’s Restated Certificate of Incorporation or By-Laws or (iii) any instrument, document, contract or other agreement filed as an exhibit to the Registration Statement. The Common Stock, including the Common Shares, will conform in all material respects to all statements relating thereto contained in the Registration Statement and the Final Supplemented Prospectus.
Section 3.10    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Common Shares and the application of the proceeds as described in the Registration Statement and the Final Supplemented Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.11    No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein and compliance by the Company with its obligations hereunder shall have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the Restated Certificate of Incorporation or By-Laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by this Agreement), or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its properties.
Section 3.12    Regulatory Approvals. No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale by the Company of the Common Shares or the transactions by the Company contemplated in this Agreement, except (A) such as may be required under the Securities Act or the rules and regulations thereunder and (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws.
Section 3.13    Financial Statements. The financial statements of the Company incorporated by reference in the Registration Statement and the Final Supplemented Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position, results of operations and cash flows of the Company as of and for the dates indicated; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis (except that the unaudited financial statements incorporated by reference in the Registration Statement and the Final Supplemented Prospectus may be subject to normal year-end adjustments) throughout the periods involved and necessarily include amounts that are based on the best estimates and judgments of management. The selected financial data and the summary financial information included in the Final Supplemented Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements incorporated by reference in the Registration Statement. Any pro forma financial statements of the Company included or incorporated by reference in the Registration Statement have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable. The assumptions used in preparing any pro forma financial statements of the Company included or incorporated by reference in the Registration Statement and the Final Supplemented Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; any related pro forma adjustments give appropriate effect to those assumptions in all material respects; and any pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts in all material respects.
Section 3.14    Sale of Common Shares. Immediately after any sale of Common Shares by the Company hereunder, the aggregate amount of Common Shares that have been issued and sold by the Company hereunder and under the Alternative Sales Agency Agreements will not exceed the aggregate amount of Common Stock registered and available under the Registration Statement (in this regard, the Company acknowledges and agrees that, although the Sales Agent will be required to maintain records of the Common Shares sold pursuant to any Issuance Notice, the Sales Agent shall have no responsibility for maintaining records with respect to the availability of Common Stock for sale pursuant to the Registration Statement).
Section 3.15    Actively-Traded Security. Except under circumstances where the Company has provided the Sales Agent with the notice required pursuant to Section 2.07 of this Agreement, the Common Shares are an “actively–traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
Section 3.16    OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or subsidiary of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
ARTICLE IV
COVENANTS
The Company covenants and agrees during the term of this Agreement with the Sales Agent as follows:
Section 4.01    Stop Order. As soon as the Company is advised thereof, the Company will advise the Sales Agent orally of the issuance of any stop order under the Securities Act with respect to the Registration Statement, or the institution of any proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Common Shares, of which the Company shall have received notice, and will use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued.

Section 4.02    Copies. The Company will furnish the Sales Agent with written or electronic copies of the Registration Statement, the Final Supplemented Prospectus and each amendment and supplement to the Final Supplemented Prospectus relating to the offering of the Common Shares in such quantities as the Sales Agent may from time to time reasonably request; and, if the delivery of a prospectus is required under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act (or any similar rule)) or under the blue sky or securities laws of any jurisdiction in the United States at any time on or prior to the applicable Settlement Date in connection with the offering or sale of Common Shares and if at such time any event relating to or affecting the Company has occurred as a result of which the Final Supplemented Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Final Supplemented Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Final Supplemented Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Supplemented Prospectus in order to comply with the Securities Act or the Exchange Act, will notify the Sales Agent and will direct the Sales Agent to suspend offers to sell Common Shares (and, if so notified, the Sales Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Final Supplemented Prospectus as then amended or supplemented, the Company will advise the Sales Agent promptly by telephone (with confirmation in writing) and will prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Final Supplemented Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Sales Agent is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall prepare and file with the Commission in a timely manner such an amendment or supplement.
Section 4.03    Blue Sky. The Company will endeavor, in cooperation with the Sales Agent, to qualify the Common Shares for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Sales Agent may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a consent to service of process or to file annual reports or to comply with any other requirements in connection with such qualification deemed by the Company to be unduly burdensome.
Section 4.04    Rule 158. The Company will make generally available to its security holders as soon as practicable but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the rules and regulations under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.
Section 4.05    Rule 424 Filing. The Company will file the Final Supplemented Prospectus, in a form approved by the Sales Agent, such approval not to be unreasonably withheld, with the Commission on the date of this Agreement, and will advise the Sales Agent of such filing and will confirm such advice in writing. Furthermore, the Company will make any other required filings pursuant to Rule 433(d)(1) of the Securities Act within the time required by such Rule.

Section 4.06    WKSI Status. If at any time when Common Shares remain unsold by the Sales Agent, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Sales Agent, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Common Shares, in a form satisfactory to the Sales Agent, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Sales Agent of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Common Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
Section 4.07    Registration Statement and Final Supplemented Prospectus. (i) The Company will make no amendment or supplement to the Registration Statement or the Final Supplemented Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by means of a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Final Supplemented Prospectus; provided that the Company will give prior written notice to the Sales Agent of the intention to file such report and describing the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report) after the date of delivery of an Issuance Notice and prior to the related Settlement Date(s) at any time prior to having afforded the Sales Agent a reasonable opportunity to review and comment thereon; (ii) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Common Shares were made by the Sales Agent under this Agreement, unless otherwise required, the Company shall set forth with regard to such quarter the number of Common Shares sold through the Sales Agent and the Alternative Sales Agents under the Sales Agency Agreements, the proceeds received by the Company and the compensation paid by the Company to the Sales Agent and the Alternative Sales Agents with respect to sales of Common Shares pursuant to the Sales Agency Agreements; (iii) the Company will make no amendment or supplement to the Registration Statement or the Final Supplemented Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Final Supplemented Prospectus) at any time prior to having afforded the Sales Agent a reasonable opportunity to review and comment thereon; and (iv) the Company will file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares.
Section 4.08    Representations and Warranties. Each delivery of an Issuance Notice and each delivery of Common Shares on a Settlement Date shall be deemed to be an undertaking that the Company will advise the Sales Agent if any of such representations and warranties will not be true and correct as of the Applicable Time and the Settlement Date for the Common Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Final Supplemented Prospectus as amended and supplemented relating to such Common Shares).
Section 4.09    Opinions of Counsels. Each time the Registration Statement or the Final Supplemented Prospectus is amended or supplemented (other than by means of (x) an amendment or supplement relating solely to the offering of securities other than Common Shares or (y) a Current Report on Form 8-K), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Final Supplemented Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to the Sales Agent a written opinion and related disclosure letter of Troutman Pepper Hamilton Sanders LLP, counsel to the Company, dated the date of such amendment, supplement or incorporation, as the case may be, and in form reasonably satisfactory to the Sales Agent. In the event that the Registration Statement or the Final Supplemented Prospectus is amended or supplemented by a Current Report on Form 8-K, the Sales Agent may request, within 30 days of the filing of such Current Report on Form 8-K, that the Company furnish, and the Company shall furnish or cause to be furnished, as soon as practicable following such request, a written opinion and related disclosure letter of Troutman Pepper Hamilton Sanders LLP, counsel to the Company, dated the date of its delivery and in form reasonably satisfactory to the Sales Agent. With respect to the foregoing, (i) if such counsel has previously furnished an opinion and related disclosure letter to the effect set forth in Exhibit B hereto to the effect that the Sales Agent may rely on such previously furnished opinion and related disclosure letter of such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion and related disclosure letter shall be deemed to relate to the Registration Statement and the Final Supplemented Prospectus as amended and supplemented to such date) or (ii) if such counsel has not previously furnished an opinion to the effect set forth in Exhibit B hereto of the same tenor as such an opinion and related disclosure letter of such counsel but modified to relate to the Registration Statement and the Final Supplemented Prospectus as amended and supplemented to such date. In the event the Sales Agent requests an opinion and related disclosure letter as provided above with respect to any Current Report on Form 8-K, the Company shall not be required to deliver such opinion if the Company agrees not to deliver an Issuance Notice until the next date an opinion would otherwise be required pursuant to this Section 4.09. In addition, the Company shall furnish or cause to be furnished to the Sales Agent, in all circumstances and at all times when an opinion of Troutman Pepper Hamilton Sanders LLP is required to be furnished pursuant to this Section 4.09, a written opinion and related disclosure letter of Hunton Andrews Kurth LLP, counsel to the Sales Agent dated the date of its delivery and in form reasonably satisfactory to the Sales Agent.
Section 4.10    Comfort Letters. Each time the Registration Statement or the Final Supplemented Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Final Supplemented Prospectus), other than an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares, in any case to set forth financial information included in or derived from the Company’s financial statements or accounting records, the Company shall as soon as practicable thereafter cause the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement forthwith to furnish to the Sales Agent a letter, dated the date of such amendment, supplement or incorporation, as the case may be, in the form set forth in Exhibit D hereto but modified to relate to the Registration Statement and the Final Supplemented Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Exhibit D hereto that was last furnished to the Sales Agent; provided, further, however, that if such amendment or supplement, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K, includes financial statements of any business acquired (or to be acquired) by the Company, the Company shall furnish to the Sales Agent a letter or letters, dated the date of such amendment, supplement or incorporation, as the case may be, in form reasonably satisfactory to the Sales Agent, of the same tenor as the letter referred to in Exhibit D hereto but modified to relate to the business acquired (or to be acquired) by the Company.
Section 4.11    Officer’s Certificate. Each time the Registration Statement or the Final Supplemented Prospectus is amended or supplemented (other than by means of (x) an amendment or supplement relating solely to the offering of securities other than Common Shares or (y) a Current Report on Form 8-K), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Final Supplemented Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to the Sales Agent a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to the Sales Agent, of the same tenor as the certificate referred to in Section 2.02(ii) hereof but modified to relate to the Registration Statement and the Final Supplemented Prospectus as amended and supplemented to such date. In the event that the Registration Statement or the Final Supplemented Prospectus is amended or supplemented by a Current Report on Form 8-K, the Sales Agent may request, within 30 days of the filing of such Current Report on Form 8-K, that the Company furnish, and the Company shall furnish or cause to be furnished, as soon as practicable following such request, a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to the Sales Agent, of the same tenor as the certificate referred to in Section 2.02(ii) hereof but modified to relate to the Registration Statement and the Final Supplemented Prospectus as amended and supplemented to such date. In the event the Sales Agent requests an officer’s certificate as provided above with respect to any Current Report on Form 8-K, the Company shall not be required to deliver such officer’s certificate if the Company agrees not to deliver an Issuance Notice until the next date an officer’s certificate would otherwise be required pursuant to this Section 4.11.

Section 4.12    Stand Off Agreement. Without the written consent of the Sales Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on an Issuance Date and ending at the close of business of the related Settlement Date; provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other rights pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan (whether currently existing or adopted hereafter), dividend reinvestment plan or direct purchase plan, including, without limitation, the Southern Investment Plan, of the Company, (ii) Common Stock issuable upon conversion or settlement of securities or the exercise of warrants, options or other rights disclosed in the Company’s Commission filings and (iii) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other persons. The settlement of Common Shares which have been sold pursuant to an Alternative Sales Agency Agreement is permitted pursuant to this Section 4.12 without the consent of the Sales Agent, so long as such sales were made within the limitations provided in Section 2.01(a)(i) hereof.
Section 4.13    Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or could reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.
Section 4.14    Obligations During Suspension of Sales. Notwithstanding the foregoing, it is agreed that if, at any time or from time to time during the term of this Agreement, the Company or the Sales Agent should deliver notice pursuant to Section 5.03 hereof of its decision to (i) suspend any sale of Issuance Shares or (ii) suspend all sales of Common Shares pursuant to this Agreement, then, during the period of any such suspension, the operation of this Agreement shall be suspended, including the Company’s obligation to furnish or cause to be furnished to the Sales Agent the certificates, opinions and letters pursuant to Sections 4.09, 4.10 and 4.11 hereof. However, whenever such a suspension is lifted, the Company shall be required to furnish or cause to be furnished to the Sales Agent, prior to the resumption of any sale of Common Shares hereunder or any Alternative Sales Agency Agreement, the certificates, opinions and letters that would have been required except for such suspension.
Section 4.15    Information. Except where such reports, communications, financial statements or other information is available on the Commission’s EDGAR system, the Company will furnish to the Sales Agent (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to the Sales Agent (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional publicly available information concerning the business and financial condition of the Company as the Sales Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

Section 4.16    Maximum Program Amount. The Company will promptly notify the Sales Agent and the Alternative Sales Agents when the Maximum Program Amount has been sold pursuant to the Sales Agency Agreements.
Section 4.17    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Sales Agent may reasonably request. It is understood and agreed by the parties hereto that this Section 4.17 will not impose on the Company any obligation to deliver to the Sales Agent any opinions of counsel, comfort letters or certificates other than as called for by Sections 4.09, 4.10 and 4.11 hereof, respectively.
ARTICLE V
CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT
Section 5.01    Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Sales Agent to Sell Common Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the Issuance Date for such Issuance Notice, and the obligation of the Sales Agent to sell Common Shares or any agreement by the Sales Agent to purchase Common Shares as principal is subject to the satisfaction, on the applicable Settlement Date(s), of each of the following conditions:
(a)    Effective Registration Statement and Authorizations. The Registration Statement shall remain effective and sales of all of the Common Shares (including all of the Issuance Shares expected to be issued in connection with the Issuance specified by the current Issuance Notice) may be made by the Sales Agent thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission and (ii) no event specified in Section 4.02 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Final Supplemented Prospectus as provided in Section 4.02 hereof.
(b)    Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct with the same force and effect as though expressly made at and as of the Closing Date, as of the applicable date referred to in Section 4.11 hereof that is prior to such Issuance Date or Settlement Date, as the case may be, and as of such Issuance Date, Applicable Time and Settlement Date as though made at such time.
(c)    Performance by the Company. The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied by the Company at or prior to such date.
(d)    Material Adverse Changes. Since the most recent date as of which information is given in the Registration Statement and the Final Supplemented Prospectus, there has not been any Material Adverse Change.

(e)    No Suspension of Trading In or Delisting of Common Stock; Other Events. The trading of the Common Stock (including, without limitation, the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority, Inc. since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Shares (including, without limitation, the Issuance Shares) shall have been approved (subject only to notice of issuance) for listing or quotation on and shall not have been delisted from the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clause (i) and (iii) below) any of the following: (i) trading in securities on the Principal Market shall have been generally suspended or there shall have been a material disruption in settlement in securities generally, (ii) minimum or maximum ranges for prices shall have been generally established on the Principal Market by the Commission or by the Principal Market, (iii) a general banking moratorium shall have been declared by federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity, crisis or emergency (including, without limitation, acts of terrorism) affecting the United States, in any such case provided for in clauses (i) through (iv) with the result that, in the judgment of the Sales Agent, the offering, sale or delivery of the Common Shares on the terms and in the manner contemplated by this Agreement and the Final Supplemented Prospectus shall have been materially impaired.
(f)    Comfort Letter. On the Closing Date and on each applicable date referred to in Section 4.10 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, the Sales Agent shall have received:
(i)    a letter dated the Closing Date or such applicable date, as set forth in Exhibit D hereto, from Deloitte & Touche LLP, the independent registered public accounting firm that has audited the financial statements of the Company included or incorporated by reference in the Registration Statement to the effect required by Section 4.10 hereof.
(ii)    if the Company has filed any reports under the Exchange Act which such reports include financial statements of any business the Company has acquired or proposes to acquire, a letter dated the Closing Date or such applicable date, from the independent registered public accounting firm or firms that have audited the financial statements of the business acquired or to be acquired by the Company in form and substance satisfactory to the Sales Agent to the effect required by Section 4.10 hereof.
(g)    Trading Cushion. The selling period identified in any previous Issuance Notice shall have concluded.
(h)    Maximum Issuance Amount. In no event may the Company issue an Issuance Notice to sell Common Shares to the extent that the sum of (x) the requested Common Shares plus (y) the aggregate number of Common Shares issued under all previous Issuances effected pursuant to this Agreement, together with the aggregate number of Common Shares issued under the Alternative Sales Agency Agreements, would exceed the Maximum Program Amount.

(i)    Prospectus Supplement. The Final Supplemented Prospectus shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Sales Agent on or prior to the Issuance Date.
(j)    Counsel Letter. The counsel specified in Section 4.09 hereof, or other counsel selected by the Company and reasonably satisfactory to the Sales Agent, shall have furnished to the Sales Agent their written opinion and related disclosure letter, dated the Closing Date and the applicable date referred to in Section 4.09 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect required by Section 4.09 hereof. On the Closing Date and on each applicable date referred to in Section 4.09 hereof that is on or prior to such Issuance Date or Settlement Date, the Sales Agent shall have received from Hunton Andrews Kurth LLP, counsel for the Sales Agent, their written opinion and related disclosure letter, each dated as of the Closing Date and as of each such date, as applicable, and addressed to the Sale Agent, with respect to such matters as the Sales Agent may reasonably require. The Company shall have furnished to Hunton Andrews Kurth LLP, counsel for the Sales Agent, such documents as they request for the purpose of enabling them to pass upon such matters.
(k)    Officer’s Certificate. The Company shall have furnished or caused to be furnished to the Sales Agent an officer’s certificate executed by the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company, dated the Closing Date and each applicable date referred to in Section 4.11 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii) hereof.
(l)    Other Documents. On the Closing Date and prior to each Issuance Date and Settlement Date, the Sales Agent and its counsel shall have been furnished with such documents as they may reasonably request in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to the Sales Agent and its counsel.
Section 5.02    Documents Required to be Delivered on each Issuance Date. The Sales Agent’s obligation to sell Common Shares pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to the Sales Agent on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to the Sales Agent, executed by the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).
Section 5.03    Suspension of Sales. The Company or the Sales Agent may, upon notice to the other party in writing, by e-mail or by telephone (confirmed immediately by e-mail), suspend (i) any sale of Issuance Shares, whereby all selling efforts shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party’s obligations with respect to any Issuance Shares sold hereunder prior to the receipt of such notice or (ii) all sales of Common Shares pursuant to this Agreement. The Company agrees that no such notice shall be effective against the Sales Agent unless it is made to one of the individuals named on Schedule A hereto, as such Schedule may be amended from time to time. The Sales Agent agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule A hereto, as such Schedule may be amended from time to time.
ARTICLE VI
INDEMNIFICATION
Section 6.01    (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Sales Agent and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, and to reimburse the Sales Agent and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Permitted Free Writing Prospectus or the Final Supplemented Prospectus or, if the Company shall furnish to the Sales Agent any amendments or any supplements thereto, or shall make any filings pursuant to Section 13 or 14 of the Exchange Act which are incorporated therein by reference, in the Registration Statement, the Base Prospectus, any Permitted Free Writing Prospectus, the Final Supplemented Prospectus as so amended or supplemented, or in any free writing prospectus used by the Company other than a Permitted Free Writing Prospectus, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in such Registration Statement, Base Prospectus, Permitted Free Writing Prospectus or Final Supplemented Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Sales Agent for use therein. The Sales Agent agrees to promptly notify the Company in writing of the commencement of any action in respect of which indemnity may be sought by it, or by any person controlling it, from the Company on account of its agreement contained in this Section 6.01, but the omission of the Sales Agent so to notify the Company of any such action shall not release the Company from any liability which it may have to the Sales Agent or to such controlling person under this Section 6.01(a) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Company shall not relieve it from any liability which it may have to the Sales Agent or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 6.01. In case any such action shall be brought against the Sales Agent or any such person controlling the Sales Agent and the Sales Agent shall notify the Company of the commencement thereof as above provided, the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel reasonably satisfactory to the Sales Agent, to direct) the defense thereof, at its own expense. In case the Company elects to direct such defense and select such counsel, the Sales Agent or controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of the Sales Agent or such controlling person unless (i) the employment of such counsel has been authorized in writing by the Company in connection with defending such action,

(ii) the Sales Agent or such controlling person reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, (iii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company, it being understood, however, that the Company shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time or for fees and expenses that are not reasonable. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. In no event shall any indemnifying party have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its prior written consent.
(b)    Indemnification by the Sales Agent. The Sales Agent agrees to indemnify and hold harmless the Company, its directors and such of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the same extent and upon the same terms as the indemnity agreement of the Company set forth in paragraph (a) above, but only with respect to alleged untrue statements or omissions made in the Registration Statement, the Base Prospectus, any Permitted Free Writing Prospectus or the Final Supplemented Prospectus, or such documents as amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by the Sales Agent for use therein.
ARTICLE VII
TERMINATION
Section 7.01    Term. Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.
Section 7.02    Termination. The Sales Agent and the Company shall each have the right to terminate this Agreement in their sole discretion at any time with written notice.
Section 7.03    Effectiveness of Termination. Any termination of this Agreement pursuant to Section 7.02 hereof shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective prior to the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be.
Section 7.04    Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Article VII hereof, such termination shall be without liability of any party to any other party except as provided in Section 9.02 hereof and for the Company’s obligations in respect of all prior Issuance Notices, and provided further that in any case the provisions of Article VI, Article VIII and Article IX hereof shall survive termination of this Agreement without limitation.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY
All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agent or controlling person, or by, or on behalf of, the Company and shall survive delivery of the Common Shares.
ARTICLE IX
MISCELLANEOUS
Section 9.01    Disclosure. The Company will file with the Commission a Current Report on Form 8-K with respect to this Agreement. No party hereto shall issue thereafter any press release or like public statement related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties. Notwithstanding the foregoing, the Company may make the disclosure required by Section 4.07(ii) hereof.
Section 9.02    Expenses. The Company covenants and agrees with the Sales Agent that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Final Supplemented Prospectus and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Sales Agent and the Principal Market; (ii) the Sales Agent’s reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Sales Agent (including in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.03 hereof and in connection with preparing any blue sky survey), in connection with the execution of this Agreement and the Registration Statement incurred on or prior to the date hereof; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Common Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.03 hereof; (v) the cost of preparing the Common Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Common Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Market and any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Common Shares in connection with this Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for the Sales Agent), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 9.02.
Section 9.03    Notices. Except as set forth in Section 5.03 hereof, all notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex, facsimile or electronic mail, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to: The Southern Company, 30 Ivan Allen Jr. Blvd., NW, Atlanta, Georgia 30308, Attention: Rui Thomas, Email: rthomas@southernco.com, with a copy to: Southern Company Services, Inc., 30 Ivan Allen Jr. Blvd., NW, Atlanta, Georgia 30308, Attention: Assistant Secretary, Email: mkcaen@southernco.com; and (ii) if to the Sales Agent, [●]. Except as set forth in Sections 5.03 and 2.01(a)(i) hereof, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile or electronic mail. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.
Section 9.04    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.
Section 9.05    Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.
Section 9.06    No Assignment; Parties. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or the Sales Agent. This Agreement shall inure to the benefit of and be binding upon the Sales Agent, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agent and the Company and their respective successors and the controlling persons and officers and directors referred to in Article VI hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the

Sales Agent and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Common Shares from the Sales Agent shall be deemed to be a successor by reason merely of such purchase.
Section 9.07    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
Section 9.08    Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.
Section 9.09    Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.
Section 9.10    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
Section 9.11    Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts by manual, facsimile or electronic signature, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section 9.12    Adjustments for Stock Splits, etc. The parties acknowledge and agree that share-related numbers contained in this Agreement shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.
Section 9.13    No Fiduciary Duty. The Company and the Sales Agent acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Sales Agent have an arm’s-length business relationship that creates no fiduciary duty on the part of any party and each expressly disclaims any fiduciary or financial advisory relationship.

Section 9.14    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Sales Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Sales Agent to properly identify its clients.
Section 9.15    RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES
(a)    In the event that the Sales Agent is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Sales Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that the Sales Agent is a Covered Entity or a BHC Act Affiliate of the Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.
THE SOUTHERN COMPANY

By:    ________________________________
    Name:
    Title:
[●]
By:    ________________________________
    Name:
    Title:

Exhibit A
ISSUANCE NOTICE
Date
[●]

Attn: [●]

Reference is made to the Sales Agency Financing Agreement between The Southern Company (the “Company”) and [●] dated as of November 5, 2021. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.01(a)(i)):
Number of Days in Selling Period:
Date(s) on which Common Shares may be sold (“Selling Period”):
Settlement Date(s):
Issuance Amount (Number of Shares):
Selling Commission:	_______%

Floor Price (Adjustable by the Company during the Selling Period, and in no event less than $5.00): $ ____ per share

Comments:

THE SOUTHERN COMPANY
By:
Name:
Title:

A-1

Exhibit B
[Letterhead of TROUTMAN PEPPER HAMILTON SANDERS LLP]
Date
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Mizuho Securities USA LLC
1271 Avenue of the Americas, 3rd Floor
New York, New York 10020

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

Scotia Capital (USA) Inc.
250 Vesey Street
New York, New York 10281

Truist Securities, Inc.
3333 Peachtree Road, NE, 11th Floor
Atlanta, Georgia 30326

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

THE SOUTHERN COMPANY
Common Stock
Ladies and Gentlemen:
We have acted as counsel to The Southern Company (the “Company”) in connection with the Company’s proposed issuance of not to exceed 50,000,000 shares of its Common Stock, $5 par value per share (the “Shares”), as contemplated by the separate Sales Agency Financing Agreements, each dated as of November 5, 2021 (collectively, the “Agreements”), between the Company and each of Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (collectively, the “Sales Agents”).

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreements.
In rendering the opinions expressed below, we have examined the following documents:
a)    The Company’s registration statement on Form S-3 (File No. 333-253286) pertaining to the Shares and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”);
b)    The Company’s prospectus dated February 19, 2021 (the “Base Prospectus”), as supplemented by a prospectus supplement dated November 5, 2021 (the “Final Supplemented Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act;
c)    The documents incorporated by reference into the Registration Statement: the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020 (the “Form 10-K”), the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 and the Current Reports on Form 8-K of the Company dated February 23, 2021, March 19, 2021, May 3, 2021, May 26, 2021, June 15, 2021, August 23, 2021, September 13, 2021, October 13, 2021, October 17, 2021 and October 21, 2021 (collectively, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
d)    The Agreements; and
e)    The Company’s Restated Certificate of Incorporation and By-Laws.
In addition, we have examined, and have relied as to factual matters upon, the documents delivered to you at the closing and on the date of this opinion, and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has due corporate authority to conduct the business in which it is engaged, to own and operate the properties used by it in such business, to enter into and perform its obligations under the Agreements and to issue the Shares.

2.    The execution, delivery and performance by the Company of each of the Agreements have been duly authorized by all necessary corporate action, and each of the Agreements have been duly executed and delivered by the Company.
3.    All orders, consents or other authorizations or approvals of the Commission legally required for the issuance and sale of the Shares have been obtained; and no order, consent or other authorization or approval pursuant to the Delaware General Corporation Law or of any Georgia or United States governmental body (other than in connection or in compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and sale of the Shares in accordance with the terms of the Agreements.
4.    The Shares have been duly authorized for issuance and sale and, when issued and delivered by the Company pursuant to an Agreement against payment of the consideration and as provided in such Agreement, will be validly issued, fully paid and non-assessable.
5.    The Shares conform as to legal matters in all material respects to the description thereof in the Registration Statement and the Final Supplemented Prospectus.
6.    The execution and delivery by the Company of the Agreements and the issuance and sale by the Company of the Shares do not, and, if the Company were now to perform its obligations under the Agreements, such performance would not, result in any violation of the Restated Certificate of Incorporation or the By Laws of the Company, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that has been filed as an exhibit to the Form 10-K or any subsequent Exchange Act Document, (B) any existing applicable law, rule or regulation applicable to the Company (other than the securities or blue sky laws of any jurisdiction, as to which we express no opinion) or (C) any judgment, order or decree known to us of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company.
7.    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Registration Statement and the Final Supplemented Prospectus, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
We do not purport to express any opinion herein concerning any law other than the laws of the State of Georgia, the federal law of the United States and the Delaware General Corporation Law.
This opinion letter is rendered by us only to you and is solely for your benefit in your capacity as Sales Agents in connection with the Agreements and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. This opinion letter is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.
Yours very truly,
TROUTMAN PEPPER HAMILTON SANDERS LLP

[Letterhead of TROUTMAN PEPPER HAMILTON SANDERS LLP]
Date
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Mizuho Securities USA LLC
1271 Avenue of the Americas, 3rd Floor
New York, New York 10020

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

Scotia Capital (USA) Inc.
250 Vesey Street
New York, New York 10281

Truist Securities, Inc.
3333 Peachtree Road, NE, 11th Floor
Atlanta, Georgia 30326

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

THE SOUTHERN COMPANY
Common Stock
Ladies and Gentlemen:
We have acted as counsel to The Southern Company (the “Company”) in connection with the Company’s proposed issuance of not to exceed 50,000,000 shares of its Common Stock, $5 par value per share (the “Shares”), as contemplated by the separate Sales Agency Financing Agreements, each dated as of November 5, 2021 (collectively, the “Agreements”), between the Company and each of Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (collectively, the “Sales Agents”).
All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreements.

In connection with the foregoing, we have examined the Company’s registration statement on Form S-3 (File No. 333-253286) pertaining to the Shares and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”); and the Company’s prospectus dated February 19, 2021 (the “Base Prospectus”), as supplemented by a prospectus supplement dated November 5, 2021 (the “Final Supplemented Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act which, pursuant to Form S-3, incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020 (the “Form 10-K”), the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 and the Current Reports on Form 8-K of the Company dated February 23, 2021, March 19, 2021, May 3, 2021, May 26, 2021, June 15, 2021, August 23, 2021, September 13, 2021, October 13, 2021, October 17, 2021 and October 21, 2021 (collectively, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We have participated in various conferences with the Company, its representatives and representatives of the independent public or certified public accountants of the Company, you and your counsel at which the contents of the Registration Statement, the Final Supplemented Prospectus and the Exchange Act Documents and related matters were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of the Registration Statement, the Final Supplemented Prospectus and the Exchange Act Documents, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained therein (other than as specified in opinion paragraph 5 of our opinion to you dated of even date herewith). However, on the basis of the foregoing, we advise you that nothing has come to our attention which has caused us to believe that:
(i)    the Registration Statement, on the [date on which it became effective] [date of the filing of the Form 10-K] (the “Effective Date”) (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or
(ii)    the Final Supplemented Prospectus, as of ____________, 20___, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;
except that in each case we express no belief with respect to the financial statements and schedules and notes thereto or other financial or statistical data contained or incorporated by reference in (or omitted from) the Registration Statement, the Final Supplemented Prospectus or the Exchange Act Documents.
Subject to and on the basis of the foregoing, we further advise you that the Registration Statement, on the Effective Date, and the Final Supplemented Prospectus, as of

____________, 20___, complied as to form in all material respects with the relevant requirements of the Act and the applicable rules and regulations of the Commission thereunder and that each Exchange Act Document, as of its date of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no belief as to the financial statements and schedules and notes thereto or other financial or statistical data contained or incorporated by reference in (or omitted from) the Registration Statement, the Final Supplemented Prospectus or the Exchange Act Documents.
This letter is rendered by us only to you and is solely for your benefit in your capacity as Sales Agents in connection with the Agreements and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. This letter is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.
Yours very truly,
TROUTMAN PEPPER HAMILTON SANDERS LLP

Exhibit C
Date
[Letterhead of HUNTON ANDREWS KURTH LLP]
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Mizuho Securities USA LLC
1271 Avenue of the Americas, 3rd Floor
New York, New York 10020

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

Scotia Capital (USA) Inc.
250 Vesey Street
New York, New York 10281

Truist Securities, Inc.
3333 Peachtree Road, NE, 11th Floor
Atlanta, Georgia 30326

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

    As Sales Agents in the Sales Agency Financing Agreements

THE SOUTHERN COMPANY
Common Stock
Ladies and Gentlemen:
We have represented the Sales Agents (as hereinafter defined) in connection with the proposed issuance by The Southern Company (the “Company”) of not to exceed 50,000,000 shares of its Common Stock, $5 par value per share (the “Shares”), as contemplated by the separate Sales Agency Financing Agreements, each dated as of November 5, 2021 (collectively, the “Agreements”), between the Company and each of Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital

Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (collectively, the “Sales Agents”). This opinion letter is being delivered to you in your capacity as Sales Agents pursuant to Section 2.02(iv) of the Agreements.
All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreements.
In rendering the opinions expressed below, we have examined the following documents:
(a)     The Company’s registration statement on Form S-3 (File No. 333-253286) pertaining to the Shares and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”);
(b)     The Company’s prospectus dated February 19, 2021 (the “Base Prospectus”), as supplemented by a prospectus supplement dated November 5, 2021 (the “Final Supplemented Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act;
(c) The documents incorporated by reference into the Registration Statement and the Final Supplemented Prospectus: the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020, the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 and the Current Reports on Form 8-K of the Company dated February 23, 2021, March 19, 2021, May 3, 2021, May 26, 2021, June 15, 2021, August 23, 2021, September 13, 2021, October 13, 2021, October 17, 2021 and October 21, 2021 (together, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended;
(d)     Executed copies of the Agreements; and
(e)     The Company’s Restated Certificate of Incorporation and By-Laws.
In addition, we have examined, and have relied as to factual matters upon, the documents delivered to you at the closing, and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has due corporate authority to conduct the business in which it is engaged, to own and operate the properties used by it in such business and to enter into and perform its obligations under the Agreements and to issue the Shares.
2.    The execution, delivery and performance by the Company of each of the Agreements have been duly authorized by all necessary corporate action, and each of the Agreements have been duly executed and delivered by the Company.
3.    All orders, consents or other authorizations or approvals of the Commission legally required for the issuance and sale of the Shares have been obtained and no other order, consent or other authorization or approval pursuant to the Delaware General Corporation Law or of any New York or United States governmental body (other than in connection or in compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and sale of the Shares in accordance with the terms of the Agreements.
4.    The Shares have been duly authorized for issuance and sale and, when issued and delivered by the Company pursuant to an Agreement against payment of the consideration and as provided in such Agreement, will be validly issued, fully paid and non-assessable.
5.    The Shares conform as to legal matters in all material respects to the description thereof in the Registration Statement and the Final Supplemented Prospectus.
6.    The execution and delivery by the Company of the Agreements, the issuance and sale by the Company of the Shares and the consummation of the transactions contemplated thereby, do not result in any violation of (i) the Restated Certificate of Incorporation or the By-Laws of the Company or (ii) the Delaware General Corporation Law or any existing applicable law, rule, or regulation of the State of New York.
We do not purport to express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.
This opinion letter is rendered by us only to you and is solely for your benefit in your capacity as Sales Agents in connection with the Agreements and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. This opinion letter is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.
Very truly yours,
HUNTON ANDREWS KURTH LLP

Date
[Letterhead of HUNTON ANDREWS KURTH LLP]
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Mizuho Securities USA LLC
1271 Avenue of the Americas, 3rd Floor
New York, New York 10020

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

Scotia Capital (USA) Inc.
250 Vesey Street
New York, New York 10281

Truist Securities, Inc.
3333 Peachtree Road, NE, 11th Floor
Atlanta, Georgia 30326

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

    As Sales Agents in the Sales Agency Financing Agreements

THE SOUTHERN COMPANY
Common Stock
Ladies and Gentlemen:
We have represented the Sales Agents (as hereinafter defined) in connection with the proposed issuance by The Southern Company (the “Company”) of not to exceed 50,000,000 shares of its Common Stock, $5 par value per share (the “Shares”), as contemplated by the separate Sales Agency Financing Agreements, each dated as of November 5, 2021 (collectively, the “Agreements”), between the Company and each of Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital

Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (collectively, the “Sales Agents”). This letter is being delivered to you in your capacity as Sales Agents pursuant to Section 2.02(iv) of each of the Agreements.
All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreements.
In the above capacity, we have examined the registration statement on Form S-3 (File No. 333-253286) pertaining to the Shares and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”); and the Company’s prospectus dated February 19, 2021 (the “Base Prospectus”), as supplemented by a prospectus supplement dated November 5, 2021 (the “Final Supplemented Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act, which, pursuant to Form S-3, incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020, the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 and the Current Reports on Form 8-K of the Company dated February 23, 2021, March 19, 2021, May 3, 2021, May 26, 2021, June 15, 2021, August 23, 2021, September 13, 2021, October 13, 2021, October 17, 2021 and October 21, 2021 (together, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We have participated in various conferences with the Company, its counsel, its representatives, you and representatives of the independent public or certified public accountants of the Company at which the contents of the Registration Statement, the Final Supplemented Prospectus and the Exchange Act Documents and related matters were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of the Registration Statement, the Final Supplemented Prospectus and the Exchange Act Documents, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained therein (other than as specified in opinion paragraph 5 of our opinion letter to you dated of even date herewith). Moreover, many of the determinations involved in the preparation of the Registration Statement, the Final Supplemented Prospectus and the Exchange Act Documents are of a wholly or partially non-legal character. However, on the basis of the foregoing, we advise you that nothing has come to our attention which has caused us to believe that:
(i)    the Registration Statement, on the Effective Date (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or
(ii)    the Final Supplemented Prospectus (including the Exchange Act Documents) contained, as of its date, or contains, on the date hereof, any untrue statement of a material fact or omitted, as of its date, or omits, on the date hereof, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case we express no opinion with respect to the financial statements, including the schedules and notes thereto, or any other financial and accounting data and the statistical data derived therefrom contained, incorporated by reference or referred to in (or omitted from) the Registration Statement, the Final Supplemented Prospectus or the Exchange Act Documents.
Subject to and on the basis of the foregoing, we further advise you that the Registration Statement, on the Effective Date, and the Final Supplemented Prospectus, as of ____________, 20___, complied as to form in all material respects with the relevant requirements of the Act and the applicable rules and regulations of the Commission thereunder and that each Exchange Act Document, as of its date of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion as to the financial statements, including the schedules and notes thereto, or any other financial and accounting data and the statistical data derived therefrom contained, incorporated by reference or referred to in (or omitted from) the Registration Statement, the Final Supplemented Prospectus or the Exchange Act Documents.
This letter is rendered by us only to you and is solely for your benefit in your capacity as Sales Agents in connection with the Agreements and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. This letter is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.
Very truly yours,
HUNTON ANDREWS KURTH LLP

Exhibit D
Deloitte & Touche LLP shall deliver a letter or letters addressed to the Sales Agent (which may refer to letters previously delivered to the Sales Agent) dated the respective dates of delivery thereof to the effect that: (A) they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the rules and regulations under the Securities Act; (B) in their opinion, the financial statements audited by them and incorporated by reference in the Registration Statement and the Final Supplemented Prospectus, as applicable, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations under the Exchange Act; and (C) on the basis of certain limited procedures performed through a specified date not more than three business days prior to the date of such letter, namely (i) reading the minute books of the Company; (ii) performing the procedures specified by the standards of the Public Company Accounting Oversight Board (United States) for a review of interim financial statement information as described in PCAOB AS 4105, “Reviews of Interim Financial Information,” on the unaudited financial statements, if any, of the Company incorporated by reference in the Registration Statement and the Final Supplemented Prospectus, as applicable, and on the latest available unaudited financial statements of the Company, if any, for any calendar quarter subsequent to the date of those incorporated by reference in the Registration Statement and the Final Supplemented Prospectus, as applicable; and (iii) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding such unaudited financial statements or any specified unaudited amounts derived therefrom (it being understood that the foregoing procedures do not constitute an audit performed in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP make no representations as to the sufficiency of such procedures for the Sales Agent’s purposes), nothing came to their attention that caused them to believe that: (1) any material modifications should be made to the unaudited condensed financial statements, if any, incorporated by reference in the Registration Statement and the Final Supplemented Prospectus, as applicable, for them to be in conformity with GAAP; (2) such unaudited condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder; (3) the audited or unaudited amounts for Operating Revenues and Consolidated Net Income Attributable to Southern Company set forth in the Registration Statement and the Final Supplemented Prospectus, as applicable, do not agree with the amounts set forth in or derived from the audited or unaudited financial statements for the same period included or incorporated by reference in the Registration Statement; (4) as of a specified date not more than three business days prior to the date of delivery of such letter, there has been any change in the capital stock or long-term debt of the Company or any decrease in net assets as compared with amounts shown in the latest audited or unaudited balance sheet incorporated by reference in the Registration Statement and the Final Supplemented Prospectus, as applicable, except in each case for changes or decreases which (i) the Registration Statement and the Final Supplemented Prospectus, as applicable, disclose have occurred or may occur, (ii) are occasioned by the declaration of dividends, (iii) are occasioned by draw-downs under existing pollution control financing arrangements, (iv) are occasioned by regularly scheduled payments of capitalized lease obligations, (v) are occasioned by the purchase or redemption of bonds or stock to satisfy mandatory or optional redemption provisions relating thereto, (vi) are
D-1

occasioned by the reclassification of current maturities of long-term debt, (vii) are occasioned by the amortization of debt issuance costs or (viii) are disclosed in such letter; and (5) the unaudited amounts for Operating Revenues and Consolidated Net Income Attributable to Southern Company for any calendar quarter subsequent to those set forth in (3) above, which, if available, shall be set forth in such letter, do not agree with the amounts set forth in or derived from the unaudited financial statements for the same period or were not determined on a basis substantially consistent with that of the corresponding audited amounts included or incorporated by reference in the Registration Statement and the Final Supplemented Prospectus, as applicable.
To the extent any pro forma financial statements are included or incorporated by reference in the Registration Statement, such letter shall also state that: (A) they have (i) read any unaudited pro forma financial statements incorporated by reference in the Registration Statement or the Final Supplemented Prospectus (the “pro forma financial statements”); (ii) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding (1) the basis for their determination of the pro forma adjustments in any such pro forma financial statements and (2) whether any such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (iii) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in any such pro forma financial statements; and (B) they have performed certain enumerated procedures with respect to certain financial information included or incorporated by reference in the Registration Statement and the Final Supplemented Prospectus
D-2

Schedule A
to Sales Agency Financing Agreement
[●]

[●]
Telephone:
Email:
Address:

The Southern Company

Jon P. Haygood
Telephone:	(404) 506-0369
E-mail:	jhaygood@southernco.com
Address:	30 Ivan Allen Jr. Blvd., NW Atlanta, GA 30308

Rui Thomas
Telephone:	(404) 506-0727
E-mail:	rthomas@southernco.com
Address:	30 Ivan Allen Jr. Blvd., NW Atlanta, GA 30308

Jeffrey J. Friedlein
Telephone:	(404) 506-0718
E-mail:	jjfriedl@southernco.com
Address:	30 Ivan Allen Jr. Blvd., NW
Atlanta, GA 30308

SA-1